UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2023

JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices) (Zip Code)

417-235-6652
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JKHY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On August 3, 2023, Jack Henry & Associates, Inc. (the “Company”) announced that it will adjust its approach to guidance related to deconversion revenue starting with fiscal year 2024.

Deconversion revenue is typically recognized when one of the Company’s customers agrees to be acquired by another financial institution, resulting in the termination of the customer’s contract with the Company and the payment of a deconversion fee. The Company’s recognition of deconversion revenue is driven by factors outside the Company’s control, and this revenue does not represent the true operations of the Company’s ongoing business of providing services to customers. As a result, the Company excludes deconversion revenue from non-GAAP revenue reported in its quarterly and annual earnings releases.

Previous annual deconversion revenue guidance was based on a combined estimate of recent prior historical results, known activity at the beginning of a fiscal year, and estimates of economic conditions for future financial institution consolidation. Management believes the inherent unpredictability of financial institution industry consolidation will continue to create forecasting volatility. Given the size of deconversion fees, the new approach aims to create a reasonable baseline while retaining focus on the Company’s continuing operations.

For fiscal year 2024 annual guidance, deconversion revenue will be estimated at $16.0 million, approximating the lowest actual recent annual historical result.

Approximately 10 days prior to each quarterly earnings release, the Company will pre-release on Form 8-K the actual quarterly deconversion revenue. In each subsequent quarterly earnings press release, full year guidance will be adjusted to reflect the actual year-to-date deconversion revenue combined with the remaining quarterly estimates.

The fiscal 2024 deconversion revenue guidance estimate will be lower than actual fiscal 2023 deconversion revenue, resulting in a negative impact on fiscal 2024 GAAP EPS guidance at a rate of approximately $0.01, per million dollars of deconversion revenue. As fiscal 2024 progresses, it is anticipated, but not guaranteed, that this negative impact will be reduced, eliminated, or even turned positive, as deconversion revenue is realized. The Company’s goal in making this change is to focus guidance on its actual continuing operations, rather than one-time deconversion fees that are outside of the Company’s control, difficult to accurately estimate, and do not best represent the Company’s ongoing operations.

In future years, the Company may change the amount of estimated deconversion revenue initially included in the guidance for such fiscal year or the method of guidance presentation.

Statements made in this current report that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company’s Securities and Exchange Commission filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this current report speaks only as of the date of the current report, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	August 3, 2023	/s/ Mimi L. Carsley
Mimi L. Carsley
Chief Financial Officer